FOR RELEASE:IMMEDIATELY UPON RECEIPT

CONTACT:TIM MASSIE (845) 390-0209

Rhinebeck Bank Reaches Settlement with NYS DFS

POUGHKEEPSIE, NY (October 6, 2022) Rhinebeck Bancorp, Inc. (the “Company”) (NASDAQ: RBKB), the holding company of Rhinebeck Bank (the “Bank”), reported the Bank and the New York State Department of Financial Services (“DFS”) reached a settlement regarding claims based on DFS’s detection of statistical differences in dealer reserve (i.e., dealer markup) charged by automobile dealers to different borrower groups on loans purchased by the Bank through its indirect automobile lending program.

While the Bank does not agree with the findings and denies the allegations, it agreed to a settlement so as not to engage in a lengthy and costly legal challenge.

“This settlement reflects a striking departure by DFS from the current approach of virtually every federal and state banking regulator and enforcement agency on fair lending cases involving dealer reserve,” said Rhinebeck Bank President and Chief Executive Officer Michael J. Quinn. “Dealers, not banks, determine how much markup to charge customers. Banks do not know the racial or ethnic characteristics of borrowers before a loan is originated. In fact, banks are prohibited by law from ever asking for that information, which means the DFS action is based on allegations where the affected customers are only presumed to be members of a particular race or ethnicity, based on their last name and geographic location, as a proxy for those borrower characteristics.”

Rhinebeck Bank was not accused of intentional discrimination. DFS said they “did not find evidence of any intentional discrimination against applicants on the part of the Bank or its employees.”

Quinn said Rhinebeck Bank is committed to treating its customers fairly and equitably and has abided by that commitment as reflected in its fair lending analysis, which shows consistent pricing across the Bank’s portfolio of loans offered directly to consumers by the Bank.

“We have proudly served communities in New York for more than 160 years,” Quinn said. “Our commitment to fair and equal access to credit to all members of our communities is reflected in initiatives throughout our footprint.”

Rhinebeck Bank offers business loan programs in underserved areas of Poughkeepsie and Newburgh and recently opened a branch in the City of Newburgh, while other banks have exited that market. The Bank also provides financial support and human resources to assist a wide variety of community service organizations that aid and provide opportunities to underserved and minority neighborhoods.

“We do this and more because it reflects our core values, and it is the right thing to do,” Quinn said.

Quinn said the Bank has fully reserved for this settlement and there will be no further impact on earnings. The average refund amount is $133.

“While Rhinebeck Bank fully supports the Department’s mission of protecting the residents of New York from unlawful lending discrimination, we do not believe that mission is served by pursuing dealer markup cases in indirect auto lending using the methodology employed by DFS, but in the best interest of our customers and shareholders, we believe a settlement was the correct decision,” Quinn said.

About Rhinebeck Bancorp

Rhinebeck Bancorp, Inc. is a Maryland corporation organized as the mid-tier holding company of Rhinebeck Bank and is the majority-owned subsidiary of Rhinebeck Bancorp, MHC. The Bank is a New York chartered stock savings bank, which provides a full range of banking and financial services to consumer and commercial customers through its fifteen branches and two representative offices located in Dutchess, Ulster, Orange, and Albany counties in New York State. Financial services including comprehensive brokerage, investment advisory services, financial product sales and employee benefits are offered through Rhinebeck Asset Management, a division of the Bank.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on Rhinebeck Bancorp. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Rhinebeck Bancorp. There can be no assurance that future developments affecting Rhinebeck Bancorp will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. Readers should not place under reliance on such forward-looking statements, which speak only as of the date made. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Rhinebeck Bancorp with the Securities and Exchange Commission entitled “Risk Factors.” We specifically disclaim any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.